Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PRAXAIR, INC.

It is hereby certified that:

1. (a) The present name of the corporation (hereinafter called the “corporation”) is Praxair, Inc.

(b) The name under which the corporation originally was incorporated was Union Carbide Industrial Gases, Inc., and the date of filing of the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was October 26, 1988.

2. This amended and restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of the corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the favorable vote of the requisite number of holders of the outstanding stock of the Corporation entitled to vote thereon.

3. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this amended and restated certificate of incorporation read as follows:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PRAXAIR, INC.

ARTICLE I

NAME

The name of the Corporation is Praxair, Inc.

ARTICLE II

REGISTERED OFFICE

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE; DURATION

The nature of the business or purposes to be conducted or promoted by the Corporation is to conduct any lawful business, to exercise any lawful purpose and power and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended from time to time. The Corporation is to have perpetual existence.

ARTICLE IV

CAPITALIZATION

The total number of shares of stock which the Corporation shall have authority to issue is 825,000,000 shares, with a par value of $.01 each, amounting in the aggregate to $8,250,000. Said shares shall consist of 25,000,000 shares of preferred stock and 800,000,000 shares of common stock.

A. Preferred Stock

1. The preferred stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled in any and all such series shall not exceed the total number of shares of preferred stock hereinabove authorized.

2. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of preferred stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such series including, without limitation, the following:

(a) the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

(b) whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

(c) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or non-cumulative;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

(e) the relative amounts, and the relative rights or preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

(f) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(g) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock (as defined below) or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation, dissolution or winding-up; and

(j) any other preference and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article IV or any resolution of the Board of Directors pursuant hereto.

B. Common Stock

1. The common stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled in any and all such series shall not exceed the total number of shares of common stock hereinabove authorized. Without limiting the generality of the foregoing, shares of a series of common stock consisting of 300,000,000 shares, or such larger number of shares as the Board of Directors shall from time to time fix by resolution or resolutions, may be issued from time to time by the Board of Directors. Shares of this series shall be designated, and are hereinafter called, “Common Stock.” Each share of common stock of the Corporation outstanding as of June 5, 1992, shall be reclassified as one share of this series.

The holders of record of the Common Stock shall be entitled to the following rights:

(a) to vote at all meetings of stockholders of the Corporation, and such holders shall have one vote at all such meetings in respect of each share of Common Stock held of record by them;

(b) subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common Stock; and

(c) subject to the prior rights of the holders of all classes or series of stock at the time outstanding having prior rights as to distribution of assets upon liquidation, dissolution or winding-up, to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up.

2. Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of shares of common stock in one or more additional series, and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such additional series including, without limitation, the following:

(a) the maximum number of shares to constitute such series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

(b) whether the shares of such series shall have voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

(c) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same; and

(f) any other rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article IV or any resolution of the Board of Directors pursuant hereto.

ARTICLE V

BOARD OF DIRECTORS

A. Number, Tenure and Qualifications of Directors; Removal.

1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than three. Each director who is serving as a director as of the date of this Amended and Restated Certificate of Incorporation shall hold office until the expiration of the term for which he or she has been elected and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual meeting of stockholders after the date of this Amended and Restated Certificate of Incorporation, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office until the annual meeting next succeeding his or her election and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

2. Any director, or the entire Board of Directors, may be removed from office with or without cause but only by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as defined in Article VII, Section C), voting together as one class; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Person (as defined in Article VII, Section C) or a director who is not an Independent Director (as defined in Article VII, Section C), then such removal shall require the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person.

3. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, as amended.

B. Additional Authority of Board. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

1. To make, alter, amend or repeal the By-laws of the Corporation. The holders of shares of Voting Stock shall, to the extent such power is at the time conferred on them by applicable law, also have the power to make, alter, amend or repeal the By-laws of the Corporation, provided that any proposal by or on behalf of an Interested Person or a director who is not an Independent Director to make, alter, amend or repeal the By-laws shall require approval by the affirmative vote described in Article VII, Section A, unless either (a) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (b) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

4. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Article IV hereof, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

5. When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

C. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including proposing any matter to the stockholders of the Corporation, the Board of Directors may take into account the long-term as well as the short-term interests of the Corporation and its stockholders (including the possibility that these interests may be best served by the continued independence of the Corporation), customers, employees and other constituencies of the Corporation and its subsidiaries, including the effect upon communities in which the Corporation and its subsidiaries do business. In so evaluating any such determination, the Board of Directors shall be deemed to be performing their duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 145 of the General Corporation Law of the State of Delaware, or any successor provision.

D. Nomination and Election of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, nominations for the election of directors may be made by the Board of Directors or a committee or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only pursuant to the Corporation’s notice of such meeting or if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than sixty nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Corporation, whichever first occurs. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (d) the class and number of shares of the Corporation which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice; (e) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of the stockholder, and if so, a summary of the material terms thereof; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed director nominee to furnish such other information as it may reasonably require to comply with applicable law and to determine the eligibility of such proposed nominee to serve as a director of the Corporation and whether such proposed nominee would be considered independent as a director or as a member of the audit or any other committee of the Board of Directors under the various rules and standards applicable to the Corporation.

In the event that the Secretary is required to call a special meeting of stockholders pursuant to Article VI, Section A, and the related provisions of the By-laws, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting to the extent contemplated by Article VI, Section A and such provisions of the By-laws.

In the event that the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more directors, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only pursuant to the Corporation’s notice of meeting or if written notice of such stockholder’s intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth day prior to such special meeting or (ii) the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the Corporation, whichever comes first.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article V, Section D. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article V, Section D, and if he or she should so determine, the defective nomination shall be disregarded.

Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

ARTICLE VI

STOCKHOLDERS

A. Meetings of Stockholders; Books. Meetings of the stockholders may be held at such date, time and place either within or without the State of Delaware, as the By-laws may provide. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by a consent in writing by any such holders. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding-up, special meetings of the stockholders of the Corporation may be called by, but only by, (a) the Board of Directors of the Corporation at any time pursuant to a resolution approved by a majority of the entire Board of Directors, or (b) as and to the extent required by the By-laws of the Corporation, by the Secretary of the Corporation upon the written request of the holders of record of not less than twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock of the Corporation that have owned such shares continuously for a period of at least one year, with such voting power and ownership to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation’s By-laws. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

Except as otherwise required by law, by this Amended and Restated Certificate of Incorporation, or, with respect to the vote required for the election of directors, by the By-laws of the Corporation, the holders of not less than a majority in voting power of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum, and the act of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the presiding officer may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with one-third (1/3) in voting power of the shares entitled to vote thereat constituting a quorum, then except as otherwise required by law, one-third (1/3) in voting power of the shares entitled to vote at such adjourned meeting, present in person or by proxy, shall constitute a quorum, and, except as otherwise required by law, by this Amended and Restated Certificate of Incorporation, or, with respect to the vote required for the election of directors, by the By-laws of the Corporation, all matters shall be determined by the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote on the subject matter.

B. Proposals of Stockholders. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (other than a nomination for election as a director, which shall be governed by the requirements of Article V, Section D): (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, (d) whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the prior six months preceding the date of delivery of the notice by or for the benefit of the stockholder with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of the stockholder, and if so, a summary of the material terms thereof, and (e) any material interest of the stockholder in such business. To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or by the Secretary of the Corporation pursuant to the applicable provisions of the By-laws or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article VI, Section B. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article VI, Section B, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE VII

BUSINESS TRANSACTIONS

A. In addition to any affirmative vote required by law or this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section B of this Article VII, a Business Transaction (as hereinafter defined) with, or proposed by or on behalf of, any Interested Person (as hereinafter defined) or any Affiliate (as hereinafter defined) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by holders of all the then outstanding Voting Stock, voting together as one class, excluding Voting Stock beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if either (1) the Business Transaction shall have been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (2) prior to such Interested Person first becoming an Interested Person, a majority of the Board of Directors shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction.

C. The following definitions shall apply with respect to this Article VII:

1. The term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

2. A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Exchange Act, and is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock (except to the extent permitted by the proviso of clause (b)(ii) above). For the purposes of determining whether a person is an Interested Person pursuant to paragraph (6) of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (2) of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

3. The term “Business Transaction” shall mean any of the following transactions when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:

(a) any merger or consolidation of the Corporation or any subsidiary with (i) any Interested Person, or (ii) any other corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Person of assets of the Corporation (other than Capital Stock (as hereinafter defined)) or of any subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding stock of the Corporation;

(c) any transaction that results in the issuance of shares or the transfer of treasury shares by the Corporation or by any subsidiary of the Corporation of any Capital Stock or any capital stock of such subsidiary to the Interested Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Person became such, (iii) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock, (iv) any issuance of shares or transfer of treasury shares of Capital Stock by the Corporation, provided, however, that in the case of each of the clauses (ii) through (iv) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share of the Capital Stock of any class or series or of the Voting Stock or (v) pursuant to a public offering or private placement by the Corporation to an Institutional Investor;

(d) any reclassification of securities, recapitalization or other transaction involving the Corporation or any subsidiary of the Corporation which has the effect, directly or indirectly, of (i) increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Person or (ii) increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of stock of the Corporation or any subsidiary of the Corporation;

(e) the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation or dissolution of the Corporation; or

(f) any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (a) through (e) above) provided by or through the Corporation or any subsidiary.

4. The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Amended and Restated Certificate of Incorporation.

5. The term “Independent Directors” shall mean the members of the Board of Directors who are not Affiliates or representatives of, or associated with, an Interested Person and who were either directors of the Corporation prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.

6. The term “Institutional Investor” shall mean a person that (a) has acquired, or will acquire, all of its securities of the Corporation in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and (b) is a registered broker dealer; a bank as defined in Section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940; an investment advisor registered under the Investment Advisors Act of 1940; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subclauses of this clause (b) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subclauses of this clause (b).

7. The term “Interested Person” shall mean any person (other than the Corporation, any subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; (b) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or (c) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by holders of all then outstanding shares of Voting Stock.

8. The term “person” shall mean any individual, corporation, partnership, unincorporated association, trust or other entity.

9. The term “subsidiary” means any company of which a majority of the voting securities are owned, directly or indirectly, by the Corporation.

10. The term “Voting Stock” shall mean Capital Stock of any class or series entitled to vote in the election of directors generally.

D. A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (1) this Article VII, all questions arising under this Article VII including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of Capital Stock or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (2) this Amended and Restated Certificate of Incorporation, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.

E. Nothing contained in this Article VII shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

A. Limited Liability. No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, repeal or modification of this Article VIII, Section A shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

B. Indemnification. Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified and advanced expenses by the Corporation to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. The Corporation may, to the extent authorized in the By-laws of the Corporation or from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII, Section B. Any amendment, repeal or modification of this Article VIII, Section B shall not adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment, repeal or modification.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), any proposal by or on behalf of an Interested Person or a director who is not an Independent Director to amend, alter, change or repeal any provision of paragraph 2 of Section A of Article V, Article VII, or Article VIII or to adopt any provision inconsistent with any of such provisions, shall require approval by the affirmative vote described in Section A of Article VII unless either (1) such action has been approved by a majority of the Board of Directors prior to such Interested Person first becoming an Interested Person or (2) prior to such Interested Person first becoming an Interested Person, a majority of the

Board of Directors has approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors has approved such action.

IN WITNESS WHEREOF, Praxair, Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed in its corporate name this 26th day of April, 2012.

Praxair, Inc.

By:	/s/ James T. Breedlove
James T. Breedlove
	Its:	Senior Vice President, General Counsel and Secretary

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